SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported):  December 19, 2002


                     First Cash Financial Services, Inc.
                     -----------------------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)


             0-19133                               75-2237318
             -------                               ----------
    (Commission File Number)             (IRS Employer Identification No.)


           690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
           -------------------------------------------------------
         (Address of principal executive offices, including zip code)



                               (817) 460-3947
                               --------------
             (Registrant's telephone number, including area code)


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      Item 1 Changes in Control of Registrant

             Inapplicable


      Item 2 Acquisition or Disposition of Assets

             Inapplicable


      Item 3 Bankruptcy or Receivership

             Inapplicable


      Item 4 Changes in Registrant's Certifying Accountant

             Inapplicable


      Item 5 Other Events

             Three senior officers of the First Cash Financial Services, Inc. (the "Company") recently sold, in the aggregate, approximately 96,000 shares of the Company's common stock.
             The shares were sold on the open market at prices ranging from $10.40 to $10.75 per share. The executive officers have committed the entire proceeds from these stock sales, which approximate $1,024,000, to reduce the indebtedness on loans previously made to them by the Company. The total outstanding balance of officer loans will be reduced from $5,254,000 to $4,230,000.

             The officers participating in the sale of shares and repayment of loans were Phillip E. Powell, Chairman and Chief Executive Officer, Rick L. Wessel, President, and J. Alan Barron, Chief Operating Officer. The individuals' sales have been reported on Form 4s, which have been filed with the Securities and Exchange Commission.


      Item 6 Resignation of Registrant's Directors

             Inapplicable


      Item 7 Financial Statements and Exhibits

             Inapplicable


      Item 8 Change in Fiscal Year

             Inapplicable


      Item 9 Regulation FD Disclosure

             Inapplicable

                                  SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



 Dated:  December 26, 2002     FIRST CASH FINANCIAL SERVICES, INC.
                               (Registrant)


                               /s/ Rick L. Wessel
                               ------------------------
                               Rick L. Wessel
                               Chief Accounting Officer